UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2010

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

280 Park Avenue New York, New York 10017 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 277-7100

NOT APPLICABLE
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 30, 2010, Vikram Talwar, Executive Chairman of ExlService Holdings, Inc. (the “Company”) informed (pursuant to the terms of Mr. Talwar’s employment agreement with the Company) the Board of Directors (the “Board”) of his decision to transition from his current position of Executive Chairman to the position of non-executive Chairman of the Board.  The transition will be effective April 1, 2011.

On October 5, 2010, the Company issued a press release regarding the information set forth above.  A copy of such release is attached as Exhibit 99.1 hereto.

(e)

In connection with Mr. Talwar’s transition to Chairman of the Board, the Company approved the terms of Mr. Talwar’s compensation in such role.  Beginning April 1, 2011, Mr. Talwar will receive an annual retainer as Chairman of the Board in an amount to be determined by the Board or the Compensation Committee of the Company.  Mr. Talwar will also be eligible to receive meeting fees consistent with the Company’s existing policies for the Board.  Mr. Talwar will be entitled to receive a bonus with regard to 2010 consistent with the terms and conditions of his current employment arrangement as if he had not delivered the notice discussed above.  In addition, Mr. Talwar’s outstanding and unvested equity awards shall continue to vest according to their respective vesting schedules so long as Mr. Talwar continues to serve as Chairman.

Item 9.01               Financial Statements and Exhibits

        (d)

Exhibit No.	Exhibit
99.1	Press Release, dated October 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: October 5, 2010	By:	/s/ Amit Shashank
Name: Amit Shashank
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated October 5, 2010